COMMERCIAL BANCSHARES, INC.
EXHIBIT 32.1
SARBANES-OXLEY ACT SECTION 906
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
CERTIFICATION PURSUANT TO 18 U.S.C. § 1350
I, Robert E. Beach, President and Chief Executive Officer of Commercial Bancshares, Inc. (the “Company”), certify that (i) the Quarterly Report on Form 10-Q for the Company for the quarter ended September 30, 2007 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert E. Beach

President and Chief Executive Officer
Dated: November 13, 2007
A signed original of this written statement required by Section 906 has been provided to Commercial Bancshares, Inc. and will be retained by Commercial Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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